Exhibit 20.4
Page 1 of 3

                    Navistar Financial 1997 - B Owner Trust
                          For the Month of January2000
                     Distribution Date of February 15, 2000
                            Servicer Certificate #28

Original Pool amount Initial Receivables               $408,527,638.36
Subsequent Receivables  (transferred 11/13/97)          $91,466,751.20

Beginning Pool Balance                                 $170,247,528.68
Beginning Pool Factor                                        0.3404989

Principal and Interest Collections:
     Principal Collected (Incl. Servicer Advance Repay)  $6,695,588.21
     Interest Collected                                  $1,350,539.04

Additional Deposits:
     Repurchase Amounts                                          $0.00
     Liquidation Proceeds / Recoveries                     $214,473.19
Total Additional Deposits                                  $214,473.19

Repos / Chargeoffs                                         $266,482.92
Aggregate Number of Notes Charged Off                              133

Total Available Funds                                    $8,260,600.44

Ending Pool Balance                                    $163,285,457.55
Ending Pool Factor                                           0.3265746

Servicing Fee                                              $141,872.94

Repayment of Servicer Advances                                   $0.00

Reserve Account:
     Beginning Balance  (see Memo Item)                 $10,319,954.48
     Target Percentage                                           5.25%
     Target Balance                                      $8,572,486.52
     Minimum Balance                                     $9,999,887.79
     (Release) / Deposit                                  ($320,066.69)
     Ending Balance                                      $9,999,887.79

Current Weighted Average APR:                                   9.589%
Current Weighted Average Remaining Term (months):                27.39

Delinquencies                                             Dollars       Notes
     Installments:               1 - 30 days          $1,561,417.44     1,088
                                 31 - 60 days           $606,574.99       418
                                 60+  days              $290,119.18       114

     Total:                                           $2,458,111.61     1,122

     Balances:                   60+  days            $3,708,100.09       114

Memo Item - Reserve Account
     Prior Month                                      $9,999,887.79
+    Invest. Income                                      $55,977.44
+    Excess Serv.                                       $264,089.25
+    Transfer (to) / from Collections Account                 $0.00
     Beginning Balance                               $10,319,954.48

Exhibit 20.4
Page 2 of 3

Navistar Financial 1997 - B Owner Trust
For the Month of January 2000

                                                                        NOTES
                                                  (Money Market)
                                     TOTAL          CLASS A - 1      CLASS A - 2     CLASS A - 3      CLASS A - 4    CLASS B NOTES
                               $500,000,000.00  $107,000,000.00  $94,000,000.00  $132,000,000.00  $149,500,000.00  $17,500,000.00
Original Pool Amount
Distributions:
     Distribution Percentages                              0.00%           0.00%           96.50%            0.00%           3.50%
     Coupon                                                5.72%           5.96%            6.20%            6.30%           6.30%

Beginning Pool Balance          $170,247,528.68
Ending Pool Balance             $163,285,457.55

Collected Principal               $6,695,588.21
Collected Interest                $1,350,539.04
Charge - Offs                       $266,482.92
Liquidation Proceeds / Recoveries   $214,473.19
Servicing                           $141,872.94
Cash Transfer from Reserve Account        $0.00
Total Collections Available
  for Debt Service                $8,118,727.50

Beginning Balance               $170,247,528.68            $0.00           $0.00   $14,788,865.20  $149,500,000.00   $5,958,663.48

Interest Due                        $892,567.12            $0.00           $0.00       $76,409.14      $784,875.00      $31,282.98
Interest Paid                       $892,567.12            $0.00           $0.00       $76,409.14      $784,875.00      $31,282.98
Principal Due                     $6,962,071.13            $0.00           $0.00    $6,718,398.64            $0.00     $243,672.49
Principal Paid                    $6,962,071.13            $0.00           $0.00    $6,718,398.64            $0.00     $243,672.49

Ending Balance                  $163,285,457.55            $0.00           $0.00    $8,070,466.56  $149,500,000.00   $5,714,990.99
Note / Certificate Pool Factor                            0.0000          0.0000           0.0611           1.0000          0.3266
   (Ending Balance / Original Pool Amount)
Total Distributions               $7,854,638.25            $0.00           $0.00    $6,794,807.78      $784,875.00     $274,955.47

Interest Shortfall                        $0.00            $0.00           $0.00            $0.00            $0.00           $0.00
Principal Shortfall                       $0.00            $0.00           $0.00            $0.00            $0.00           $0.00
     Total Shortfall                      $0.00            $0.00           $0.00            $0.00            $0.00           $0.00
      (required from Reserve)
Excess Servicing                    $264,089.25
     (see Memo Item - Reserve Account)

Beginning Reserve Acct Balance   $10,319,954.48
(Release) / Draw                   ($320,066.69)
Ending Reserve Acct Balance       $9,999,887.79

Exhibit 20.4
Page 3 of 3

Navistar Financial 1997 - B Owner Trust
For the Month of January 2000


Trigger Events:
A)  Loss Trigger
B)  Delinquency Trigger
C)  Noteholders Percent Trigger

                                                5                 4                  3                 2                   1
                                           Sep-99              Oct-99             Nov-99            Dec-99              Jan-00

Beginning Pool Balance                 $205,970,930.43    $197,220,858.73    $186,675,132.54    $178,138,043.90    $170,247,528.68

A)   Loss Trigger:
Principal of Contracts Charged Off         $436,941.54        $383,560.70        $674,517.68        $273,685.09        $266,482.92
Recoveries                               $1,373,371.01        $316,372.50        $174,724.14        $413,418.81        $214,473.19

Total Charged Off (Months 5, 4, 3)       $1,495,019.92
Total Recoveries (Months 3, 2, 1)          $802,616.14
Net Loss / (Recoveries) for 3 Mos          $692,403.78 (a)

Total Balance (Months 5, 4, 3)         $589,866,921.70 (b)

Loss Ratio Annualized  [(a/b) * (12)]         1.40860%

Trigger:  Is Ratio > 1.5%                           No
                                                                                  Nov-99            Dec-99              Jan-00

B)   Delinquency Trigger:                                                      $2,435,089.78      $2,718,709.21       3,708,100.09
     Balance delinquency 60+ days                                                   1.30445%           1.52618%           2.17806%
     As % of Beginning Pool Balance                                                 1.67045%           1.54052%           1.66957%
     Three Month Average

Trigger:  Is Average > 2.0%                         No

C)   Noteholders Percent Trigger:             2.00000%
     Ending Reserve Account Balance
     not less than 1% of Initial Aggregate
     Receivables Balance

Trigger:  Is Minimum < 1.0%                         No

Navistar Financial Corporation


by:  /s/ R. W. Cain
         R. W. Cain
         Vice President and Treasurer